SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


					SCHERING AKTIENGESELLSCHAFT


				By: /s/ Dr. Susan Crisp-Jungklaus
				Name:	Dr. Susan Crisp-Jungklaus
				Title: 	Head of Corporate Communication
					Schering AG

				By: /s/ Oliver Renner
				Name:	Oliver Renner
				Title: 	Head of Business and Financial
					Communication Schering AG


	Date: September 15, 2004





 [Note: This page is attached as the last page at the end of the Form 6-K, after the document.]